Exhibit 99.1   NEWS RELEASE

As previously announced, TDS will hold a teleconference November 6, 2020, at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.tdsinc.com.
 FOR IMMEDIATE RELEASE
TDS reports third quarter 2020 results
UScellular and TDS Telecom report strong subscriber and financial results driving increases to 2020 guidance

CHICAGO (November 5, 2020) — Telephone and Data Systems, Inc. (NYSE:TDS) reported total operating revenues of $1,324 million for the third quarter of 2020, versus $1,321 million for the same period one year ago. Net income attributable to TDS shareholders and related diluted earnings per share were $78 million and $0.66, respectively, for the third quarter of 2020 compared to $18 million and $0.15, respectively, in the same period one year ago.
"The TDS Enterprise had a strong quarter," said LeRoy T. Carlson, Jr., TDS President and CEO. "Impressive financial results produced by UScellular and TDS Telecom demonstrate how much our customers value our essential communications and high-quality data services. Both businesses have lifted their expectations for 2020 financial performance. Our associates continue to show exceptional dedication and resilience in keeping our operations and networks performing at top levels for our customers.
"At UScellular, churn remained very low and retail net additions grew through an increase in connected devices. The positive impact of higher ARPU, combined with operational and cost discipline throughout the quarter, helped drive a strong increase in profitability, compared to the same period a year ago. LT Therivel has successfully transitioned into his new role as CEO. During the quarter UScellular successfully completed a 5G millimeter wave test data session showing significant expansion of signal reach and speed. This is important in enabling UScellular to move faster and more cost-efficiently in its 5G evolution and it will also leverage this technology to better serve its customers and help close the digital divide. UScellular has launched a new logo and brand identity with a modern look – a visual signal of how they are working to expand their brand appeal.
"At TDS Telecom, our fiber investments are delivering results. TDS Telecom grew its Wireline video and broadband connections, and combined with demand for higher broadband speeds, drove increases in average residential revenue per connection and total residential revenue. TDS Telecom continues its fiber strategy and has now deployed fiber to 280,000 or 34% of its wireline service addresses. Bolstered by the Continuum acquisition, cable operations produced an exceptional quarter with increased broadband connections generating a 19% growth in revenues and a strong increase in profitability."

2020 Estimated Results

TDS’ current estimates of full-year 2020 results for UScellular and TDS Telecom are shown below. Such estimates represent management’s view as of November 5, 2020 and should not be assumed to be current as of any future date. TDS undertakes no duty to update such estimates, whether as a result of new information, future events, or otherwise. There can be no assurance that final results will not differ materially from estimated results.

2020 Estimated Results

UScellular	Previous	Current
(Dollars in millions)
Service revenues	$3,000-$3,100	$3,025-$3,075
Adjusted OIBDA[1]	$725-$850	$800-$875
Adjusted EBITDA[1]	$900-$1,025	$975-$1,050
Capital expenditures	$850-$950	Unchanged

TDS Telecom	Previous	Current
(Dollars in millions)
Total operating revenues	$950-$1,000	Unchanged
Adjusted OIBDA[1]	$280-$310	$300-$320
Adjusted EBITDA[1]	$290-$320	$305-$325
Capital expenditures	$300-$350	Unchanged

The following tables provide reconciliations of Net income to Adjusted OIBDA and Adjusted EBITDA for 2020 estimated results, actual results for the nine months ended September 30, 2020, and actual results for the year ended December 31, 2019. In providing 2020 estimated results, TDS has not completed the below reconciliation to Net income because it does not provide guidance for income taxes. Although potentially significant, TDS believes that the impact of income taxes cannot be reasonably predicted; therefore, TDS is unable to provide such guidance.

	2020 Estimated Results
	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	N/A	N/A
Add back:
Income tax expense	N/A	N/A
Income before income taxes (GAAP)	$165-$240	$95-$115
Add back:
Interest expense	110	—
Depreciation, amortization and accretion expense	680	210
EBITDA (Non-GAAP)[1]	$955-$1,030	$305-$325
Add back or deduct:
(Gain) loss on asset disposals, net	20	—
Adjusted EBITDA (Non-GAAP)[1]	$975-$1,050	$305-$325
Deduct:
Equity in earnings of unconsolidated entities	170	—
Interest and dividend income	5	5
Adjusted OIBDA (Non-GAAP)[1]	$800-$875	$300-$320

	Actual Results
	Nine Months Ended September 30, 2020		Year Ended December 31, 2019
	UScellular	TDS Telecom	UScellular	TDS Telecom
(Dollars in millions)
Net income (GAAP)	$227	$81	$133	$92
Add back:
Income tax expense	11	13	52	30
Income before income taxes (GAAP)	$238	$94	$185	$122
Add back:
Interest expense	76	(3)	110	(3)
Depreciation, amortization and accretion expense	516	152	702	200
EBITDA (Non-GAAP)[1]	$830	$243	$997	$320
Add back or deduct:
(Gain) loss on asset disposals, net	14	1	19	(7)
(Gain) loss on sale of business and other exit costs, net	—	—	(1)	—
(Gain) loss on investments	(3)	—	—	—
Adjusted EBITDA (Non-GAAP)[1]	$841	$243	$1,015	$313
Deduct:
Equity in earnings of unconsolidated entities	137	—	166	—
Interest and dividend income	6	4	17	12
Other, net	—	(1)	—	—
Adjusted OIBDA (Non-GAAP)[1]	$698	$240	$832	$300
Numbers may not foot due to rounding.
1EBITDA, Adjusted EBITDA and Adjusted OIBDA are defined as net income adjusted for the items set forth in the reconciliation above. EBITDA, Adjusted EBITDA and Adjusted OIBDA are not measures of financial performance under Generally Accepted Accounting Principles in the United States (GAAP) and should not be considered as alternatives to Net income or Cash flows from operating activities, as indicators of cash flows or as measures of liquidity. TDS does not intend to imply that any such items set forth in the reconciliation above are non-recurring, infrequent or unusual; such items may occur in the future. Management uses Adjusted EBITDA and Adjusted OIBDA as measurements of profitability, and therefore reconciliations to Net income are deemed appropriate. Management believes Adjusted EBITDA and Adjusted OIBDA are useful measures of TDS’ operating results before significant recurring non-cash charges, gains and losses, and other items as presented above as they provide additional relevant and useful information to investors and other users of TDS’ financial data in evaluating the effectiveness of its operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Adjusted EBITDA shows adjusted earnings before interest, taxes, depreciation, amortization and accretion, and gains and losses, while Adjusted OIBDA reduces this measure further to exclude Equity in earnings of unconsolidated entities and Interest and dividend income in order to more effectively show the performance of operating activities excluding investment activities. The table above reconciles EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measure, Net income or Income before income taxes. Additional information and reconciliations related to Non-GAAP financial measures for September 30, 2020, can be found on TDS' website at investors.tdsinc.com.

Conference Call Information
TDS will hold a conference call on November 6, 2020 at 9:00 a.m. Central Time.
▪Access the live call on the Events & Presentations page of investors.tdsinc.com or at
https://www.webcaster4.com/Webcast/Page/1145/38510.
▪Access the call by phone at (833) 968-2187, conference ID: 7289911.

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.tdsinc.com. The call will be archived on the Events & Presentations page of investors.tdsinc.com.
About TDS
Telephone and Data Systems, Inc. (TDS), a Fortune 1000® company, provides wireless; cable and wireline broadband, video and voice; and hosted and managed services to approximately 6 million connections nationwide through its businesses, UScellular, TDS Telecom, BendBroadband and OneNeck IT Solutions. Founded in 1969 and headquartered in Chicago, TDS employed 9,300 people as of September 30, 2020.
Visit investors.tdsinc.com for comprehensive financial information, including earnings releases, quarterly and annual filings, shareholder information and more.
Contacts
Jane W. McCahon, Senior Vice President - Corporate Relations and Corporate Secretary
jane.mccahon@tdsinc.com

Julie D. Mathews, IRC, Director - Investor Relations
julie.mathews@tdsinc.com

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: the impact, duration and severity of the COVID-19 pandemic; intense competition; the ability to execute TDS’ business strategy; uncertainties in TDS’ future cash flows and liquidity and access to the capital markets; the ability to make payments on TDS and UScellular indebtedness or comply with the terms of debt covenants; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; the state and federal regulatory environment; the ability to attract people of outstanding talent throughout all levels of the organization; conditions in the U.S. telecommunications industry; TDS’ smaller scale relative to larger competitors; changes in demand, consumer preferences, price competition, or churn rates; advances in technology; the value of assets and investments; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or licenses and/or expansion of TDS’ businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties; cyber-attacks or other breaches of network or information technology security; changes in facts and circumstances that could require TDS to record adjustments to amounts reflected in the financial statements; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; pending and future litigation. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of TDS’ Form 10-K, as updated by any TDS Form 10-Q filed subsequent to such Form 10-K.

The impact of the COVID-19 pandemic on TDS' business is uncertain, but depending on its duration and severity it could have a material adverse effect on TDS' business, financial condition or results of operations.

The impact of the global spread of COVID-19 on TDS' future operations is uncertain. Public health emergencies, such as COVID-19, pose the risk that TDS or its associates, agents, partners and suppliers may be unable to conduct business activities for an extended period of time and/or provide the level of service expected. TDS' ability to attract customers, maintain an adequate supply chain and execute on its business strategies and initiatives could be negatively impacted by this outbreak. Additionally, COVID-19 has caused and could continue to cause increased unemployment, economic downturn and credit market deterioration, all of which could negatively impact TDS. The extent of the impact of COVID-19 on TDS' business, financial condition and results of operations will depend on future circumstances, including the severity of the disease, the duration of the outbreak, actions taken by governmental authorities and other possible direct and indirect consequences, all of which are uncertain and cannot be predicted.

For more information about TDS and its subsidiaries, visit:
TDS: www.tdsinc.com
UScellular: www.uscellular.com
TDS Telecom: www.tdstelecom.com
OneNeck IT Solutions: www.oneneck.com

United States Cellular Corporation
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
Retail Connections
Postpaid
Total at end of period	4,401,000	4,372,000	4,359,000	4,383,000	4,395,000
Gross additions	168,000	129,000	132,000	170,000	163,000
Feature phones	4,000	3,000	2,000	2,000	3,000
Smartphones	98,000	82,000	88,000	128,000	121,000
Connected devices	66,000	44,000	42,000	40,000	39,000
Net additions (losses)	28,000	12,000	(26,000)	(12,000)	(19,000)
Feature phones	(8,000)	(8,000)	(10,000)	(11,000)	(11,000)
Smartphones	8,000	11,000	(10,000)	13,000	9,000
Connected devices	28,000	9,000	(6,000)	(14,000)	(17,000)
ARPU[1]	$47.10	$46.24	$47.23	$46.57	$46.16
ARPA[2]	$123.27	$120.70	$122.92	$120.99	$119.87
Churn rate[3]	1.06%	0.89%	1.21%	1.38%	1.38%
Handsets	0.88%	0.71%	0.95%	1.11%	1.09%
Connected devices	2.35%	2.24%	3.11%	3.44%	3.44%
Prepaid
Total at end of period	506,000	496,000	494,000	506,000	510,000
Gross additions	65,000	62,000	57,000	63,000	70,000
Net additions (losses)	11,000	2,000	(12,000)	(3,000)	9,000
ARPU[1]	$35.45	$34.89	$34.07	$34.11	$34.35
Churn rate[3]	3.59%	4.05%	4.67%	4.40%	4.03%
Total connections at end of period[4]	4,962,000	4,919,000	4,903,000	4,941,000	4,957,000
Market penetration at end of period
Consolidated operating population	31,314,000	31,292,000	31,292,000	30,740,000	31,310,000
Consolidated operating penetration[5]	16%	16%	16%	16%	16%
Capital expenditures (millions)	$216	$168	$236	$243	$170
Total cell sites in service	6,758	6,673	6,629	6,578	6,554
Owned towers	4,246	4,208	4,184	4,166	4,123
1Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
2Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
3Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
4Includes reseller and other connections.
5Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total population of consolidated operating markets as estimated by Nielsen.

TDS Telecom
Summary Operating Data (Unaudited)
As of or for the Quarter Ended	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
TDS Telecom
Wireline
Residential connections
Voice[1]	260,000	261,800	259,100	262,100	266,100
Broadband[2]	260,700	255,100	242,700	241,300	242,200
Video[3]	62,300	61,400	59,000	58,500	57,300
Wireline residential connections	583,000	578,300	560,700	561,900	565,600

Total residential revenue per connection[4]	$51.45	$49.73	$50.12	$49.11	$49.02

Commercial connections
Voice[1]	109,400	112,400	114,400	117,800	121,200
Broadband[2]	20,800	20,700	20,500	20,400	20,600
managedIP[5]	114,900	115,500	118,300	121,200	124,500
Video[3]	200	200	100	100	400
Wireline commercial connections	245,400	248,700	253,400	259,600	266,600

Total Wireline connections	828,400	827,000	814,200	821,500	832,300

Cable
Cable residential and commercial connections
Broadband[6]	206,200	203,700	196,800	193,500	174,900
Video[7]	101,800	103,400	105,100	106,600	98,000
Voice[8]	67,700	69,000	68,900	69,500	63,900
managedIP[5]	1,800	1,800	1,400	1,300	1,200
Total Cable connections	377,400	378,000	372,300	370,900	338,000
Numbers may not foot due to rounding.
1The individual circuits connecting a customer to Wireline’s central office facilities that provide voice services.
2The number of Wireline customers provided high-capacity data circuits via various technologies, including DSL and dedicated internet circuit technologies.
3The number of Wireline customers provided video services.
4Total residential revenue per connection is calculated by dividing total Wireline residential revenue by the average number of Wireline residential connections and by the number of months in the period.
5The number of telephone handsets, data lines and IP trunks providing communications using IP networking technology.
6Billable number of lines into a building for high-speed data services.
7Generally, a home or business receiving video programming counts as one video connection. In counting bulk residential or commercial connections, such as an apartment building or hotel, connections are counted based on the number of units/rooms within the building receiving service.
8Billable number of lines into a building for voice services.

TDS Telecom
Capital Expenditures (Unaudited)
Quarter Ended	9/30/2020	6/30/2020	3/31/2020	12/31/2019	9/30/2019
(Dollars in millions)
Wireline	$74	$58	$39	$98	$61
Cable	18	17	15	26	20
Total TDS Telecom	$92	$75	$54	$124	$81

Telephone and Data Systems, Inc.
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
(Dollars and shares in millions, except per share amounts)
Operating revenues
UScellular	$1,027	$1,031	–	$2,964	$2,970	–
TDS Telecom	247	231	7%	728	695	5%
All Other[1]	50	59	(16)%	157	175	(10)%
	1,324	1,321	–	3,849	3,840	–
Operating expenses
UScellular
Expenses excluding depreciation, amortization and accretion	795	823	(3)%	2,266	2,319	(2)%
Depreciation, amortization and accretion	161	181	(11)%	516	524	(2)%
(Gain) loss on asset disposals, net	6	5	15%	14	13	10%
(Gain) loss on sale of business and other exit costs, net	—	—	N/M	—	(1)	N/M
(Gain) loss on license sales and exchanges, net	—	2	N/M	—	—	N/M
	962	1,011	(5)%	2,796	2,855	(2)%
TDS Telecom
Expenses excluding depreciation, amortization and accretion	169	162	4%	488	467	4%
Depreciation, amortization and accretion	49	50	–	152	150	2%
(Gain) loss on asset disposals, net	—	—	65%	1	(7)	N/M
	219	212	3%	641	609	5%
All Other[1]
Expenses excluding depreciation and amortization	50	62	(19)%	157	182	(13)%
Depreciation and amortization	7	6	(26)%	17	23	(24)%
(Gain) loss on asset disposals, net	—	1	(96)%	—	(1)	71%
	56	69	(20)%	174	205	(14)%
Total operating expenses	1,237	1,292	(4)%	3,611	3,669	(2)%
Operating income (loss)
UScellular	65	20	N/M	168	115	46%
TDS Telecom	28	20	44%	87	86	2%
All Other[1]	(6)	(11)	45%	(17)	(30)	39%
	87	29	N/M	238	171	39%
Investment and other income (expense)
Equity in earnings of unconsolidated entities	48	44	10%	138	129	7%
Interest and dividend income	4	7	(49)%	12	24	(52)%
Gain (loss) on investments	3	—	N/M	3	—	N/M
Interest expense	(43)	(42)	(1)%	(119)	(128)	8%
Other, net	—	—	(60)%	(1)	—	(58)%
Total investment and other income	12	9	38%	33	25	35%
Income before income taxes	99	38	N/M	271	196	38%
Income tax expense	6	15	(61)%	17	64	(73)%
Net income	93	23	N/M	254	132	92%
Less: Net income attributable to noncontrolling interests, net of tax	15	5	N/M	42	22	87%
Net income attributable to TDS shareholders	$78	$18	N/M	$212	$110	93%

Basic weighted average shares outstanding	114	115	–	114	114	–
Basic earnings per share attributable to TDS shareholders	$0.68	$0.15	N/M	$1.85	$0.96	93%

Diluted weighted average shares outstanding	115	116	–	115	116	–
Diluted earnings per share attributable to TDS shareholders	$0.66	$0.15	N/M	$1.81	$0.93	94%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.
1Consists of TDS corporate, intercompany eliminations and all other business operations not included in the UScellular and TDS Telecom segments.

Telephone and Data Systems, Inc.
Consolidated Statement of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
(Dollars in millions)
Cash flows from operating activities
Net income	$254	$132
Add (deduct) adjustments to reconcile net income to net cash flows from operating activities
Depreciation, amortization and accretion	685	697
Bad debts expense	55	80
Stock-based compensation expense	39	47
Deferred income taxes, net	217	23
Equity in earnings of unconsolidated entities	(138)	(129)
Distributions from unconsolidated entities	118	100
(Gain) loss on asset disposals, net	15	5
(Gain) loss on sale of business and other exit costs, net	—	(1)
(Gain) loss on investments	(3)	—
Other operating activities	1	4
Changes in assets and liabilities from operations
Accounts receivable	26	(42)
Equipment installment plans receivable	13	(42)
Inventory	2	3
Accounts payable	95	(4)
Customer deposits and deferred revenues	(21)	(2)
Accrued taxes	(156)	37
Accrued interest	14	9
Other assets and liabilities	(50)	(43)
Net cash provided by operating activities	1,166	874

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(914)	(631)
Cash paid for licenses	(169)	(257)
Cash received from investments	1	29
Cash paid for investments	(1)	(11)
Cash received from divestitures and exchanges	1	32
Other investing activities	4	1
Net cash used in investing activities	(1,078)	(837)

Cash flows from financing activities
Issuance of long-term debt	675	—
Repayment of long-term debt	(8)	(16)
TDS Common Shares reissued for benefit plans, net of tax payments	(3)	(6)
UScellular Common Shares reissued for benefit plans, net of tax payments	(11)	(8)
Repurchase of TDS Common Shares	(14)	—
Repurchase of UScellular Common Shares	(23)	(21)
Dividends paid to TDS shareholders	(58)	(57)
Payment of debt issuance costs	(23)	(1)
Distributions to noncontrolling interests	(2)	(3)
Other financing activities	1	9
Net cash provided by (used in) financing activities	534	(103)

Net increase (decrease) in cash, cash equivalents and restricted cash	622	(66)

Cash, cash equivalents and restricted cash
Beginning of period	474	927
End of period	$1,096	$861

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

	September 30, 2020	December 31, 2019
(Dollars in millions)
Current assets
Cash and cash equivalents	$1,076	$465
Accounts receivable, net	1,056	1,124
Inventory, net	164	169
Prepaid expenses	109	98
Income taxes receivable	226	36
Other current assets	39	29
Total current assets	2,670	1,921

Assets held for sale	19	—

Licenses	2,637	2,480

Goodwill	547	547

Other intangible assets, net	219	239

Investments in unconsolidated entities	508	488

Property, plant and equipment, net	3,727	3,527

Operating lease right-of-use assets	988	972

Other assets and deferred charges	580	607

Total assets	$11,895	$10,781

Telephone and Data Systems, Inc.
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

	September 30, 2020	December 31, 2019
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$3	$10
Accounts payable	399	374
Customer deposits and deferred revenues	168	189
Accrued interest	24	11
Accrued taxes	63	41
Accrued compensation	107	121
Short-term operating lease liabilities	125	116
Other current liabilities	76	100
Total current liabilities	965	962

Deferred liabilities and credits
Deferred income tax liability, net	893	676
Long-term operating lease liabilities	938	931
Other deferred liabilities and credits	530	481

Long-term debt, net	2,970	2,316

Noncontrolling interests with redemption features	10	11

Equity
TDS shareholders' equity
Series A Common and Common Shares, par value $0.01 per share	1	1
Capital in excess of par value	2,479	2,468
Treasury shares, at cost	(478)	(479)
Accumulated other comprehensive loss	(7)	(9)
Retained earnings	2,809	2,672
Total TDS shareholders' equity	4,804	4,653

Noncontrolling interests	785	751

Total equity	5,589	5,404

Total liabilities and equity	$11,895	$10,781

Balance Sheet Highlights
(Unaudited)

	September 30, 2020
		TDS	TDS Corporate	Intercompany	TDS
	UScellular	Telecom	& Other	Eliminations	Consolidated
(Dollars in millions)
Cash and cash equivalents	$931	$573	$147	$(575)	$1,076

Licenses, goodwill and other intangible assets	$2,628	$766	$9	$—	$3,403
Investment in unconsolidated entities	467	4	48	(11)	508
	$3,095	$770	$57	$(11)	$3,911

Property, plant and equipment, net	$2,322	$1,303	$102	$—	$3,727

Long-term debt, net:
Current portion	$2	$—	$1	$—	$3
Non-current portion	2,108	4	858	—	2,970
	$2,110	$4	$859	$—	$2,973

TDS Telecom Highlights
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	2020 vs. 2019	2020	2019	2020 vs. 2019
(Dollars in millions)
Wireline
Operating revenues
Residential	$90	$83	8%	$260	$245	6%
Commercial	38	41	(8)%	115	127	(9)%
Wholesale	45	45	1%	136	139	(2)%
Total service revenues	173	169	2%	511	512	–
Equipment and product sales	—	—	4%	1	1	(30)%
	173	169	2%	512	512	–
Operating expenses
Cost of services	69	68	2%	197	195	1%
Cost of equipment and products	—	—	(25)%	1	1	(30)%
Selling, general and administrative expenses	51	52	(3)%	148	148	(1)%
Expenses excluding depreciation, amortization and accretion	120	120	–	345	344	–
Depreciation, amortization and accretion	30	33	(8)%	94	99	(5)%
(Gain) loss on asset disposals, net	—	—	(70)%	—	(8)	N/M
	150	153	(2)%	439	435	1%
Operating income	$23	$16	42%	$73	$78	(6)%

Cable
Operating revenues
Residential	$62	$52	21%	$182	$152	20%
Commercial	12	10	13%	34	32	9%
	74	62	19%	216	184	18%
Operating expenses
Cost of services	31	27	15%	91	79	15%
Selling, general and administrative expenses	18	15	23%	52	44	18%
Expenses excluding depreciation, amortization and accretion	49	42	18%	143	124	16%
Depreciation, amortization and accretion	20	17	15%	59	51	15%
(Gain) loss on asset disposals, net	—	—	N/M	1	1	(14)%
	69	59	17%	202	175	15%
Operating income (loss)	$5	$3	55%	$14	$8	76%

Total TDS Telecom operating income	$28	$20	44%	$87	$86	2%
N/M - Percentage change not meaningful.
Numbers may not foot due to rounding.

Telephone and Data Systems, Inc.
Financial Measures and Reconciliations
(Unaudited)
Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
(Dollars in millions)
Cash flows from operating activities (GAAP)	$359	$282	$1,166	$874
Less: Cash paid for additions to property, plant and equipment	304	238	914	631
Free cash flow (Non-GAAP)[1]	$55	$44	$252	$243
1Free cash flow is a non-GAAP financial measure which TDS believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment.